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                                                                    Exhibit 4.12

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER U.S. STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE OFFERING MEMORANDUM DATED SEPTEMBER 22, 1997 AND ARTICLE 4 HEREOF. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY ASSET ALLIANCE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                                    FORM OF

                           ASSET ALLIANCE CORPORATION

               Adjustable Rate Subordinated Convertible Debenture
                                due            ,

No. 00-                                                     $             (U.S.)
                                                                            199


                  ASSET ALLIANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company," which term includes any successor entity), for value received promises to pay to ---------
or registered assigns, the principal sum of        DOLLARS     , on
     (the "Principal Payment Date") upon presentment and surrender of this Security, or on such other date or dates as the then relevant principal sum may become payable in accordance with the provisions hereof.

                  See Article 10 for certain definitions.


1. Payment of Interest. The Company promises to pay interest on the unpaid principal amount hereof (computed on the basis of twelve 30 day months and the actual number of days involved for partial months), for each Interest Period, until maturity, at the interest rate per annum equal to one-year Libor, reset annually each June 30.
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                  The Company shall pay interest on June 30 and December 31 of each year (or, if such day is not a Business Day, on the next succeeding Business Day), commencing the first such date to occur after issuance hereof and at the Principal Payment Date (each an "Interest Payment Date"). Interest payable on any Interest Payment Date shall accrue from and including the immediately preceding Interest Payment Date (or the date of original issue in the case of the first Interest Payment Date with respect to any particular Security) to and excluding such Interest Payment Date. Notwithstanding anything to the contrary contained in this Agreement, AAC shall have no right to pay any of the principal or interest on the Securities in Common Stock or equity of a related party (it being understood that no redemption of the Securities or any portion thereof shall constitute any such right.)

                  2. Method of Payment. The Company shall pay interest on this Security to the Person who is the registered holder (the "Holder") of this Security at the close of business on June 15 or December 15, as the case may be (each, a "Record Date"), notwithstanding any registration of transfer or exchange subsequent to the Record Date and prior to the next succeeding Interest Payment Date. Unless the Company agrees in writing with a particular Holder to a different method of payment, (a) the Holder must surrender this Security to the Company to collect payments of principal and (b) payments of principal and interest shall be made by check mailed to the Holder. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

                  3. Register of Holders. The Company shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the registered holders of the Securities and particulars of the respective Securities held by them and all transfers and exchanges of such Securities. References herein to the "Holder" of a Security shall mean the Person listed in the Register as the payee of such Security unless the payee shall have presented such Security to the Company for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder. The ownership of the Securities shall be proven by the Register. For the purpose of paying principal and interest on the Securities, the Company shall be entitled to rely on the names and addresses in the Register and, notwithstanding anything to the contrary contained in this Security, no Event or Default shall occur under
Article 8 hereof if payment of principal and interest is made to, and in accordance with, the names and addresses and other particulars contained in the Register.

                  4. Transfers or Exchanges; Restrictions on Transfer; Cancellation.

                  4.1 Transfer or Exchange. Subject to any consent required hereby, the Holder of this Security, or of any Security or Securities issued upon transfer or exchange of this Security or in substitution for this Security pursuant to the provisions of this Article 4 or


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of Section 11.8 hereof, may surrender the same for transfer or exchange at an office or agency maintained by the Company for such purpose and, within a reasonable time thereafter and without expense (other than transfer taxes and other governmental charges, if any, the payment of which by the Holder shall have been established to the satisfaction of the Company) subject to having provided any consent required hereby, receive in exchange therefor one or more duly executed printed or typewritten Securities, each in the principal amount of $100,000 or an integral multiple of $10,000 over that base amount thereof (or in the case of any Security so surrendered that is in a principal amount less than $100,000, in an equal principal amount) dated as of the date to which interest has most recently been paid, and payable to such Person or Persons, all as may be designated by such Holder, for the same aggregate principal amount as the then unpaid principal amount of the Security or Securities so surrendered. Subject to having provided any consent required hereby, the Company covenants and agrees to take and cause to be taken all action reasonably necessary to effect such transfers and exchanges. The Company hereby designates as its office where the Register will be maintained and the Securities may be presented for transfer, redemption, conversion, or exchange, its principal office, which shall be initially at the address set forth in Section 11.1 hereof.

                  No service charge shall be made before any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or other similar governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

                  4.2 Consent by Company. Notwithstanding anything to the contrary herein, prior to completion of an offering of the Company's common stock designated by the Company as its initial public offering, no Holder shall transfer to any other Person any Security or any interest therein without the prior written consent of the Company. Subsequent to completion of such initial public offering, no Holder shall transfer to any other Person any Security or any interest therein without having such transfer registered under all applicable U.S. Federal and state securities laws or having demonstrated to the satisfaction of the Company that such registration is not required for such transfers.

                  4.3 Restrictions on Transfer. Each Holder by his acceptance of this Security covenants and agrees to take and cause to be taken all action necessary to ensure compliance with the restrictions on transfer of the Securities by such Holder as set forth herein and in the Offering Memorandum. Notwithstanding Section 4.1 hereof, the Company shall not be obligated to register the transfer of any Security or reissue any Security unless such restrictions on transfer shall have been complied with to the satisfaction of the Company, in its sole discretion.



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                  4.4 Cancellation of Securities Paid, etc. All Securities
surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent be promptly cancelled by the Company, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions contained herein.

                  5. Redemption.

                  5.1 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default described in clause (5) or (6) of Section 8.1) occurs and is continuing, then and in every such case the Holders of no less than 25% in aggregate principal amount of the Securities then Outstanding may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable. In the case of an Event of Default described in clause (5) or (6) of Section 8.1, the Securities then Outstanding shall become due and payable immediately without any declaration or act on the part of the Holders.

                  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained against the Company as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company, may rescind and annul such declaration and its consequences if

                  (1) the Company has paid or deposited with any Paying Agent a sum sufficient to pay

                           (A) all overdue installments of interest on all
                  Securities,

                           (B) the principal of and premium, if any, on any
                  Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate borne by the Securities,

                           (D) the reasonable compensation, expenses,
                  disbursements and advances of the Holders and any of their agents and counsel;

                  and



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                  (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such acceleration, have been cured or waived as provided in Section 8.7.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  5.2 Redemption at the Company's Option. (a) If the Closing Price (as defined in Section 7.5(f) of the Common Stock has exceeded the Conversion Price by (as defined in Section 7.4) more than 50% on each of the preceding 30 Trading Days, the Company may, upon not less than 30 calendar days' notice by mail, redeem all of the Securities on the Interest Payment Date next succeeding the date of such notice at a price equal to the Redemption Price. Once payment of such redemption price has bee made in the manner herein provided, Holders of the Securities may not exercise their option to convert the Securities into Common Stock as provided in Article 7 hereof.

                       (b) If the Company, in its sole discretion, determines that the continued ownership of Securities by a Holder is or would be detrimental to the Company, the Company may, upon not less than 5 calendar days' notice by mail, redeem all of the Securities of such Holder on the Interest Payment Date next succeeding the date of such notice at a price equal to the Redemption Price, plus interest accrued to but excluding the date fixed for redemption. Once notice has been delivered in the manner herein provided, such Holder of the Securities may not exercise its option to convert the Securities into Common Stock as provided in Article 7 hereof.

                  5.3 Notice of Redemption; Selection of Securities. (a) Prior to any mandatory or optional redemption, the Company shall mail, within the respective time period referred to in Section 5.1 and 5.2, a notice to the Holders of Securities to be redeemed at their last addresses as the same appear on the Register. The notice if delivered in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security designated for redemption shall not affect the validity of the proceedings for the redemption of any other Security.

                       (b) Each such notice of redemption shall specify (i) whether such redemption is pursuant to Section 5.1 or Section 5.2 hereof, (ii) the Redemption Date, (iii) the Redemption Price, (iv) the place of payment, (v) that payment will be made upon presentation and surrender of such securities,
(vi) that the Securities will cease to be convertible, and (vii) that on and after said Redemption Date interest thereon or on the portions thereof to be redeemed will cease to accrue.



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                  5.4 Payment of Securities Called for Redemption. If notice of redemption has been give as provided in Section 5.3, the Securities with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place stated in such notice at the Redemption Price, together with interest accrued to but excluding the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the Redemption Price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue. On presentation and surrender of such Securities at the place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued thereon to the Redemption Date.

                  6. Consolidation, Merger, Conveyance or Other Transfer; Other Covenants

                  6.1 Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or sell or transfer all or substantially all of its properties and assets to another Person, unless:

                  (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires such properties and assets shall be a corporation organized and existing under the laws of the United States of America or any state hereof or the District of Columbia and shall expressly assume, by an assumption agreement, the due and punctual payment of the principal of and interest on all the Securities and the performance of every material covenant contained herein on the part of the Company to be performed or observed; and

                  (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

                  6.2 Successor Corporation Substituted. Upon any consolidation or merger, or any sale or transfer of all or substantially all of the Company's properties and assets in accordance with Section 6.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under terms of the Securities with the same effect as if such successor corporation had been named as the Company herein and thereafter the predecessor corporation shall be relieved from all obligations under the Securities.



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                  6.3 Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay the installment.

                  6.4 Corporate Existence. Except as otherwise permitted by
Section 6.1 hereof and except in connection with termination of the Company, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises of the Company; provided that the Company shall not be required to preserve any such right, license or franchise, if the preservation thereof is no longer desirable in the conduct of the business of the Company.

                  6.5 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before any penalty accrues thereon,
(i) all material taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and
(ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

                  7. Conversion.

                  7.1 Right to Convert. Subject to and upon compliance with the provisions of this Security, the Holder shall have the right only on the earlier of an initial public offering of Common Stock or Maturity, at its option (except that, with respect to any Security which shall be called for redemption, such right shall terminate as provided in Article 5 hereof unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Security, or any portion of such principal amount which is no less than $100,000 and is an integral multiple of $10,000, into that number of fully paid and non-assessable shares of the Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price, by surrender of the Security so to be converted in whole or in part in the manner provided in
Section 7.2. A Holder of Securities is not entitled to any rights of a holder of Common Stock (a "Shareholder") until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted to Common Stock under this Article 7.



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                  7.2 Exercise of Conversion Privilege; Issuance of Common Stock
on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Security, the Holder of such Security to be converted in whole or in part shall surrender such Security, duly endorsed, at the Company's office which shall be initially at the address set forth in Section 11.1 hereof, accompanied by a signed written notice of conversion stating to the Company that the Holder elects to convert such Security or such portion thereof specified. Such notice shall also state the name or names (with address) in which the certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 7.7.
Each such Security surrendered for conversion shall, unless the Common Stock issuable on conversion are to be issued in the same name as the Holder of such Security, be duly endorsed by, or be accompanied by instruments of transfer in a form satisfactory to the Company duly executed by the Holder or its duly authorized attorney. In the case of the conversion of any Security within one year (or such other holding period as required by applicable law) after the original issuance of such Security, the Common Stock issued upon such conversion will not be issued or delivered in a name other than that of the Holder of the Security unless the applicable restrictions on transfer have been satisfied. The Common Stock shall be subject to the same restrictions on transfer as the Securities.

                  As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if Common Stock issuable on conversion are to be issued in a name other than that of the Holder, the Company shall issue and shall deliver to such Holder at the Company's office, which shall be initially at the address set forth in Section 11.1 hereof, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in shares of Common Stock upon such conversion, as provided in Section 7.3. In case any Security of a denomination greater than $100,000 shall be surrendered for partial conversion, and subject to Article 4, the Company shall execute and deliver to the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

                  Each conversion shall be deemed to have been effected as to any Security (or portion thereof) on the date on which the requirements set forth above in this Section 7.2 have been satisfied as to such Security (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Shareholder of record of the Common Stock represented thereby; provided, however, that any such surrender on any date when the share transfer books of the Company shall be closed shall be deemed to occur on the next succeeding day on which such share transfer books are open, but such conversion shall be at the


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Conversion Price in effect on the date upon which such Security shall be surrendered. Notwithstanding anything to the contrary contained in this Agreement, AAC shall have no right to convert (or to force a conversion of) the Securities into shares of Common Stock (it being understood that no redemption of the Securities or any portion thereof shall constitute any such right).

                  7.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities
(or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional shares otherwise would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment therefor in cash at the current market value thereof to the Holder of Securities. For these purposes, the current market value of Common Stock shall be the Closing Price on the Trading Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in Section 7.5(f).

                  7.4 Conversion Price. The conversion price shall initially be $7.50 per share of Common Stock, subject to adjustment as provided in this
Article 7 (the "Conversion Price").

                  7.5 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (a) Stock Dividends and Distributions. In case the Company shall hereafter pay a dividend or make a distribution to all Shareholders of the outstanding Common Stock in Common Stock, the Conversion Price shall be multiplied by a dilution adjustment equal to a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 7.5(f)) fixed for such determination and the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 7.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.



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                  (b) Right or Warrant Issuance. In case the Company shall issue rights or warrants to all shareholders of its outstanding Common Stock entitling them to sub scribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in Section 7.5(f)) on the Record Date fixed for the determination of Shareholders entitled to receive such rights or warrants, the Conversion Price shall be multiplied by a dilution adjustment equal to a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price (which shall be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of such rights or warrants and dividing the product so obtained by the Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of Shareholders entitled to receive such rights or warrants. To the extent that Common Stock is not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

                  (c) Stock Splits. In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.



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                  (d) Distribution of Other Assets. In the case the Company (i)
         shall, by dividend or distribution to all holders of Common Stock, of evidences of its indebtedness or other non-cash assets (excluding any dividends or distributions referred to in Section 7.5(a) above) or (ii) shall issue to all holders of Common Stock rights or warrants to subscribe for or purchase any of its Common Stock (other than rights or warrants referred to in Section 7.5(b) above) or other assets and the value of which (such as in the case of contingent value rights) is calculated by reference to changes in the value of the Common Stock or any other reference, then, in each such case, the Conversion Price shall be multiplied a dilution adjustment equal to a fraction of which the numerator shall be the Current Market Price less the fair market value as of the time the adjustment is effected of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants or other assets or amount of value applicable to one share of Common Stock, and of which the denominator shall be the Current Market Price. If the distribution is not so paid or the rights or warrants are not exercised then the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such distribution had not been declared or such right or warrant had not been issued.

                  (e) Cash Dividends; Excess Purchase Payments. In case the Company shall, by dividend or otherwise, distribute to all Shareholders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 7.6 applies), or makes an Excess Purchase Payment in an aggregate amount that, combined together with the aggregate amount of any other such distributions to all Shareholders of Common Stock made exclusively in cash within the twelve
         (12) months preceding the date of payment of such distribution has been made, exceeds 10.0% of the product of the Current Market Price (determined as provided in Section 7.5(f)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date, the Conversion Price shall be multiplied by a dilution adjustment equal to a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10.0% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. "Excess Purchase Payment" means


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         the excess, if any, of (x) the cash or the value of all other consideration pad by the Company with respect to one share of Common Stock acquired in any share repurchase (excluding share repurchases by the Company effected in compliance with rule 10b-18 under the Securities Exchange Act of 1934, as amended) whether made by the Company in the open market, by private purchase by tender offer, by exchange offer or otherwise, over (y) the Current Market Price of the Common Stock. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (f) For purposes of this Section 7.5, the following terms shall have the meaning indicated:

                           (1) "Closing Price" with respect to any securities on
                  any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                           (2) "Current Market Price" shall mean the average of
                  the daily Closing Prices per share of Common Stock for the ten
                  (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.5(a),
                  (b), (c), (d) or (e) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same dilution adjustment by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the

                  Conversion Price pursuant to Section 7.5(a), (b), (c), (d) or
                  (e) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the dilution adjustment by which the Conversion Price is so required to be adjusted as a result of such other event, and
                  (3) if the "ex" date for the issuance, distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause
                  (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 7.5(d), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution,
                  (2) when used with respect to any subdivision or combination of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration time of such offer. Notwithstanding the fore going, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 7.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 7.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                           (3) "fair market value" shall mean the amount, as
                  determined by the Board of Directors, which a willing buyer would pay a willing seller in an arm's length transaction.

                           (4) "Record Date" shall mean, with respect to any
                  dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                           (5) "Trading Day" shall mean (x) if the applicable
                  security is listed or admitted for trading on the New York Stock Exchange or such other national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (g) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 7.5(a), (b), (c), (d) or (e), as the Board of Directors considers to be advisable to avoid or diminish any income tax to Shareholders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

                  (h) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 7.5(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 7 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock. In addition, no adjustment in the Conversion Price shall be required in connection with the issuance of options or Common Stock pursuant to an employee stock option plan adopted by the Board of Directors.

                  (i) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder of each Security at its last address appearing on the Security Register within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (j) In any case in which this Section 7.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such con-version before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 7.3.

                  (k) For purposes of this Section 7.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

                  7.6 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which Shareholders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or
(iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute a supplemental Security providing that such Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a Shareholder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such Shareholder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing shares"), then for the purposes of this Section 7.6 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental Security shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the shares or other securities and assets receivable thereupon by a Shareholder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental Security shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary.

                  The Company shall cause notice of the execution of such supplemental debenture to be mailed to each Holder of Securities, at its address appearing on the Register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental debenture.

                  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  If this Section 7.6 applies to any event or occurrence,
Section 7.5 shall not apply.

                  7.7 Taxes on Shares Issued. The issue of share certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  7.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in treasury, sufficient Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Stock at such adjusted Conversion Price.

                  The Company covenants that all Common Stock issued upon conversion of Securities will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                  8. Events of Default and Remedies.

                  8.1 Events of Default. "Event of Default", wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                  (2) default in the payment of the principal of any Security at its maturity; or

                  (3) default in the performance, or breach, of any covenant or warranty of the Company contained in this Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or the entry of an order for relief in any case or proceeding for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (5) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property.

                  8.2 Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case the Company and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

                  8.3 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative an in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  8.4 Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
Article 8 or by law to any Holder may be exercised from time to time, and as of often as may be deemed expedient, by any such Holder, as the case may be.

                  8.5 Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to any Holders, provided that such direction shall not be in conflict with any rule of law or with this Security.

                  8.6 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                  (1) in the payment of the principal of or interest on any Security, or

                  (2) in respect of a covenant or provision hereof which under
         Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected, or

                  (3) the termination of the Company by the Company's shareholders.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Security; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  8.7 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Security; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to any Securityholder, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  9. Amendments, Supplements and Waivers.

                  9.1 Without Consent of Holders. The Company, when authorized by a Board Resolution, at any time and from time to time, may amend or supplement the Securities without notice to or consent of any Holder for any of the following purposes:

                  (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein contained; or

                  (2) to add to the covenants of the Company or to add Events of Default, for the benefit of the Holders of the Securities, or to surrender any right or power herein conferred upon the Company; or

                  (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Security which shall not be inconsistent with the provisions of this Security, provided such action shall not adversely affect the interest of the Holders of the Securities in any material respect; or

                  (4) to modify the Conversion Price as provided in Article 7.

                  9.2 With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities Outstanding and when authorized by a Board Resolution, the Company may amend or supplement the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Securities or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplement or amendment shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  (1) change the stated maturity date of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon, or the coin or currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the due date thereof (or, in the case of redemption, on or after the Redemption Date), or

                  (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplement or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Securities or certain defaults hereunder and their consequences) provided for in the Securities, or

                  (3) modify any of the provisions of this Section or Section 8.7, except to increase any such percentage or to provide that certain other provisions of the Securities cannot be modified or waived without the consent of the Holder of each Security affected thereby.

                  Before an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.

                  9.3 Effect of Supplement or Amendment. Upon the execution of any supplement or amendment properly adopted under this Article, the Securities (including this Security) shall be modified in accordance therewith, and such supplement or amendment shall form a part of this Security for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  10. Certain Definitions.

                  For all purposes of this Security, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly whether through the ownership of voting securities, by contract or other wise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                  "Board Resolutions" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                  "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York, New York are authorized or obligated by law or executive order to close.

                  "Common Stock" means shares of the common stock of Asset
Alliance Corporation at      par value per share.

                  "Company" means Asset Alliance Corporation, a corporation duly organized and existing under the laws of the State of Delaware named as the "Company" in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of this Security, and thereafter "Company" shall mean such successor entity.

                  "Event of Default" has the meaning specified in Article 8.

                  "Interest Period" shall mean the period beginning on and including the Security issue date and ending on and including each June 30 and each December 31 thereafter.

                  "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise.

                  "Offering Memorandum" means either the Private Confidential Offering Memorandum of units of membership interest in Asset Alliance Preferred Manager Trust LLC and convertible debentures of Asset Alliance corporation dated September 22, 1997, as supplemented from time to time or the Private Confidential Offering Memorandum of shares of common stock of Asset Alliance Preferred Manager Fund Limited, a Cayman Islands Company and convertible debentures of Asset Alliance Corporation dated September 22, 1997, as supplemented from time to time.

                  "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore executed and delivered, except:

                                    (i)  Securities which have been cancelled
         pursuant to Section 4.3; and

                                    (ii)  Securities in exchange for or in lieu
         of which other Securities have been executed and delivered;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Securities, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Holders of a majority of the Securities then Outstanding the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

                  "Paying Agent" means any Person (other than the Company) authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company, which may include any subsidiary of the Company.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                  "Redemption Price" when used with respect to any Security or portion thereof to be redeemed means 100% of the principal amount thereof.

                  "Register" has the meaning specified in Article 3.

                  "SEC" means the United States Securities sand Exchange Commission.

                  "Securities" means the Company's Adjustable Rate Subordinated Convertible Debentures due _________, _____ or such earlier date as may determined in accordance with the provisions thereof.

                  11.      Miscellaneous.

                  11.1 Notices. Except as otherwise expressly provided for herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below, or such other address or facsimile number as such party may hereinafter specify for the purpose (in the case of the Company, by notice in accordance herewith to each Holder or, in the case of each Holder, by notice in accordance herewith to the Company). Each such notice, request or other communication shall be effective
(i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section or, (ii) if given by mail, 36 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (iii) if given by any other means, when delivered at the address specified in this Section 11.1. Notices shall be addressed as follows:

                  if to the Company:

                           Asset Alliance Corporation
                           800 Third Avenue, 16th Floor
                           New York, New York  10022

                           Attn:  Arnold Mintz or Bruce Lipnick
                           Facsimile No.:  (212) 207-8785

                  All notices to Holders shall be at the address set forth in the Registrar.

                  Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. if a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

                  11.2 Communications by Holders With Other Holders. Holders may communicate with other Holders with respect to their rights under the Securities. Each Holder shall have the right to examine the Register and receive a list of Holders and their addresses upon request.

                  11.3 Successors. All agreements of the Company in the Securities shall bind its respective successors.

                  11.4 New York Law. THE SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW

YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES
THEREOF.

                  11.5 Separability. In case any provision in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

                  11.6 Denominations. The Securities are in form without coupons, and are issuable in denominations of $100,000 and in integral multiples of $10,000.


                  11.7 Loss, Theft, Destruction or Mutilation of the Security. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Security, and of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Security, if mutilated, the Company will make and deliver a new Security of like tenor, in lieu of this Security. Any Security made and delivered in accordance with the provisions of this Section 11.8 shall be dated as of the date to which interest has been paid on this Security, or if no interest has therefore been paid on this Security, then dated the date hereof.

                  IN WITNESS WHEREOF, the Company has caused this Security to be duly executed as of the date first above written.

                                            ASSET ALLIANCE CORPORATION


Dated:                                 By:
                                          --------------------------------------
                                           Name:
                                           Title:

Attest:


By:
   ---------------------------------
   Name:
   Title: